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                                                                     [EXHIBIT 5]

                      [DECHERT PRICE & RHOADS LETTERHEAD]


                                  May 29, 1998


Spectra-Physics Lasers, Inc.
1335 Terra Bella Avenue
Mountain View, CA 94043

                       Re: 2,309,721 Shares of Common Stock, as described in the
                           Registration Statement on Form S-8 referred to below


Gentlemen and Ladies:

                  We have acted as special counsel for Spectra-Physics Lasers, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 2,309,721 shares (the "Shares") of the Company's Common Stock, par value $.01 per share ("Common Stock"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed today with the Securities and Exchange Commission under the Securities Act relating to the issuance of the Shares pursuant to the 1997 Spectra-Physics Lasers, Inc. Stock Option Plan (the "Plan"). We have assumed for purposes of this opinion that the Shares may be either (i) newly issued from the Company's reserve of authorized but previously unissued shares or (ii) previously outstanding shares acquired by the Company.

                  We have participated in the preparation of the Registration Statement, reviewed the form of Common Stock certificate and examined such corporate records and documents and matters of law as we have considered appropriate to enable us to give this opinion.
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Spectra-Physics, Inc.
May 29, 1998
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                  Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized by the Company, and that the Shares issuable upon exercise of the stock options granted under the Plan, when issued upon exercise of such stock options in accordance with the terms of the Plan and option agreements, and delivered to the purchasers thereof against payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                     Yours very truly,

                                                     /s/ Dechert Price & Rhoads